CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 dated November 20, 1996 pertaining to Take Ownership! The BankAmerica Global Stock Option Program of our report dated January 16, 1996 with respect to the consolidated financial statements and schedules of BankAmerica Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                         /s/ ERNST & YOUNG, LLP







San Francisco, California
November 20, 1996